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                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY
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                        JITNEY-JUNGLE STORES OF AMERICA, INC.

                        INTERSTATE JITNEY JUNGLE STORES, INC.

                               MCCARTY-HOLMAN CO., INC.

                            SOUTHERN JITNEY JUNGLE COMPANY

                                 PUMP AND SAVE, INC.

                            DELTA ACQUISITION CORPORATION

                                   DELCHAMPS, INC.

                          SUPERMARKET CIGARETTE SALES, INC.

                      -----------------------------------------

                                     $200,000,000

                      103/8% SENIOR SUBORDINATED NOTES DUE 2007

                      -----------------------------------------


                                   ----------------

                                      INDENTURE

                            DATED AS OF SEPTEMBER 15, 1997

                                   ----------------







                                 MARINE MIDLAND BANK

                                       Trustee


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    Indenture, dated as of September 15, 1997, among Jitney-Jungle Stores of
America, Inc., a Mississippi corporation, (the "COMPANY"), Interstate Jitney-Jungle Stores, Inc., an Alabama corporation ("INTERSTATE"), McCarty-Holman Co., Inc., a Mississippi corporation ("MCCARTY-HOLMAN"), Southern Jitney Jungle Company, a Mississippi corporation ("SOUTHERN"), Pump And Save, Inc., a Mississippi corporation ("PUMP AND SAVE"), Delta Acquisition Corporation, an Alabama corporation ("DAC"), Delchamps, Inc., an Alabama corporation ("DELCHAMPS") and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each of Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI a "SUBSIDIARY GUARANTOR" and together with any Subsidiary of the Company that executes a Subsidiary Guarantee substantially in the form of EXHIBIT D attached hereto, the "SUBSIDIARY GUARANTORS") and Marine Midland Bank, as trustee (the "TRUSTEE").

    The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Company's 103/8% Senior Subordinated Notes due 2007 (the "SENIOR SUBORDINATED NOTES") and the new 103/8% Senior Subordinated Notes due 2007 (the "NEW SENIOR SUBORDINATED NOTES" and, together with the Senior Subordinated Notes, the "NOTES"):

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

SECTION 1.01. DEFINITIONS.

    "1996 MERGER" means the transactions contemplated by the 1996 Merger Agreement.

    "1996 MERGER AGREEMENT" means the Merger Agreement and Plan of Exchange and Merger, dated as of November 16, 1995, by and among BRS No. 1, Inc. (renamed JJ Acquisitions Corp.) and the Company, Southern, McCarty-Holman and Jitney-Jungle Bakery, Inc., as amended.

    "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, in no event will the holders of Indebtedness under or in respect of the Senior Credit Facility (by reason of holding such Indebtedness) or Donaldson, Lufkin & Jenrette Securities Corporation or any of their respective Affiliates be deemed Affiliates of the Company or any of its Affiliates.

    "AGENT" means any Registrar, Paying Agent or co-registrar.


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    "APPLICABLE PROCEDURES" means applicable procedures of the Depositary,
Euroclear or Cedel, as the case may be.

    "ASSET SALE" means: (i) the sale, conveyance, transfer or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 3.09, 4.14 and/or 5.01 hereof and not by the provisions of Section 4.10 hereof) or (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of clauses (i) and (ii) above, whether in a single transaction or a series of related transactions for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a sale, conveyance, transfer or other disposition of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary and (iii) a Restricted Payment that is permitted by Section 4.07 hereof, in each case, shall not be deemed to be Asset Sales.

    "ATTRIBUTABLE DEBT" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

    "BOARD OF DIRECTORS" means, unless otherwise specified, the Board of Directors of the Company or any authorized committee thereof.

    "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

    "BORROWING BASE" means 60% of the net book value of all inventory of the Company and its Restricted Subsidiaries.

    "BRS" means Bruckmann, Rosser, Sherrill & Co., Inc.

    "BRS MANAGEMENT AGREEMENT" means that certain management agreement, dated September 8, 1995 between BRS and the Company, as amended on February 29, 1996 and on the date hereof, and as it may be further amended from time to time.

    "BUSINESS DAY" means any day other than a Legal Holiday.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.


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    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within one year after the date of acquisition.

    "CEDEL" means Cedel Bank, societe anonyme.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals, their Related Parties, the DLJ Entities or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either (1) the "beneficial owners" (as such term is defined in Rule 13d-3 and 13d-5 under the Exchange Act) of the voting power of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly through one or more Subsidiaries, not less than a majority of the total voting power of the Voting Stock of the surviving or transferee corporation immediately after such transaction or (2) if immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (the "Holding Company"), then the "beneficial owners" (as defined above) of the Voting Stock of such Holding Company immediately prior to such transaction own, directly or indirectly through one or more Subsidiaries, not less than a majority of the voting power of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) the Principals, their Related Parties, the DLJ Entities or their Affiliates cease to be the "beneficial owners" (as defined above), directly or indirectly, of at least 35% of the voting power of the Voting Stock of the Company and (B) any "person" (as defined above) becomes the "beneficial owner" (as defined above) (PROVIDED that at any time following the occurrence of a Public Equity Offering, the term "beneficial owner" shall exclude for such purpose the effect of Rule 13d-3(d)(1), other than any such effect with respect to the Warrants) directly or indirectly, of more of the voting power of the Voting Stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals, their Related Parties, the DLJ Entities and their Affiliates in the aggregate, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of


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this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

    "CLASS A PREFERRED STOCK" means the Class A Senior Exchangeable Preferred Stock, par value $0.01 per share, of the Company.

    "CLASS B PREFERRED STOCK" means the Class B Compounding Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company.

    "CLASS C PREFERRED STOCK" means the Class C Compounding Cumulative Preferred Stock, Series 1 and Series 2, par value $0.01 per share, of the Company.

    "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

    "COMPANY" means Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle"), unless and until a successor replaces Jitney-Jungle in accordance with Article 5 hereof, and thereafter includes such successor.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

    "DEFINITIVE NOTES" means Notes that are in the form of EXHIBIT A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).


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    "DELCHAMPS ACQUISITION" means the Delchamps Merger and the Delchamps Tender
Offer.

    "DELCHAMPS MERGER" means the merger contemplated by the Delchamps Merger Agreement.

    "DELCHAMPS MERGER AGREEMENT" means the Agreement and Plan of Merger, dated July 8, 1997, by and among the Company, Delta Acquisition Corporation and Delchamps, Inc.

    "DELCHAMPS TENDER OFFER" means the tender offer contemplated by the Delchamps Merger Agreement.

    "DEPOSITARY" means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

    "DESIGNATED SENIOR DEBT" means (i) for so long as any Indebtedness is outstanding under the Senior Credit Facility or the Senior Notes, any such Indebtedness, and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

    "DLJ ENTITIES" means DLJ Merchant Banking Partners, L.P., DLJ Offshore Partners, C.V. and DLJ Merchant Banking Funding, Inc.

    "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the dispositions of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries (in the case of clauses (a) and (b) above, to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non- cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) non-cash LIFO charges (credits) of such Person and its Restricted Subsidiaries for such period, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such


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Consolidated Net Income, plus (vi) non-recurring severance and transaction costs incurred in connection with any acquisition, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.


    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EUROCLEAR" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE DEBENTURES" means the Company's Class A Exchange Debentures due 2008 issuable (1) in exchange for outstanding shares of Class A Preferred Stock at the Company's option on the date of any scheduled dividend payment with respect to the Class A Preferred Stock and (2) as payment of interest with respect to outstanding Class A Exchange Debentures due 2008, in each case, pursuant to the indenture related thereto in the form as in effect on the date hereof.

    "EXCHANGE OFFER" means the offer by the Company to Holders to exchange Senior Subordinated Notes for New Senior Subordinated Notes.

    "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

    "EXISTING INDEBTEDNESS" means (i) up to $75.0 million of Indebtedness under Capital Lease Obligations of the Company and its Restricted Subsidiaries in existence on the date hereof, (ii) up to $200.0 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries under the Senior Notes, (iii) up to $13.0 million in aggregate principal amount of other Indebtedness of the Company and its Restricted Subsidiaries (excluding Indebtedness under the Senior Credit Facility) in existence on the date hereof until such amounts are repaid and (iv) up to $16.0 million of Acquired Indebtedness in connection with the Delchamps Acquisition.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was included in computing Consolidated Net Income (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash (other than dividend payments to the Company or any Restricted Subsidiary and other than dividend payments on Equity Interests of the Company and its Restricted Subsidiaries that are paid solely in


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additional shares, or by accretion to the liquidation preference, of such Equity
Interests) on any series of preferred stock of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "FUND" means Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

    "GLOBAL NOTES" means the Regulation S Global Notes and the Rule 144A Global Notes.

    "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "HOLDER" means a Person in whose name a Note is registered.

    "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to the payment of, contingently or otherwise, such Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness.

    "INDEBTEDNESS" means, with respect to any Person and without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

    "INDIRECT PARTICIPANT" means a Person who holds an interest through a Participant.

    "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston.

    "INSOLVENCY OR LIQUIDATION PROCEEDINGS" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

    "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

    "IRB INDEBTEDNESS" means that certain Indebtedness of McCarty-Holman Co., Inc. pursuant to the Industrial Revenue Bond Issue with the City of Jackson, Mississippi, dated December 1, 1985, evidenced by the Lease recorded in Book 3166 at Page 443 of the Land Records of Hinds County, First Judicial District, Mississippi, including all agreements and documents related thereto.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no additional interest shall accrue for the intervening period.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement (other than with respect to a lease that does not create a Capital Lease Obligation) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "LIQUIDATED DAMAGES" means, at any time of determination, all liquidated damages then owing pursuant to the terms of the Registration Rights Agreement.

    "MANAGEMENT AGREEMENT" means that certain Management Agreement, dated March 19, 1980, between McCarty-Holman Co., L.P. and the Company, concerning the management of leased properties.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness described in clause (i) of the second paragraph under Section 4.10) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) and (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto, as provided in Section 2.01.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


    "OFFERING" means the offering of Notes pursuant to the Offering Memorandum.

    "OFFERING MEMORANDUM" means the offering memorandum, dated September 10, 1997, relating to the offering of the Senior Subordinated Notes.

    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

    "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

    "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

    "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries that ranks PARI PASSU in right of payment to the Notes or any Guarantee thereof.

    "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

    "PAYMENT IN FULL" (together with any correlative phrases E.G. "PAID IN FULL" and "PAY IN FULL") means (i) with respect to any Senior Debt other than Senior Debt under or in respect of the Senior Credit Facility, payment in full thereof or due provision for payment thereof (x) in accordance with the terms of the agreement or instrument pursuant to which such Senior Debt was issued or is governed or (y) otherwise to the reasonable satisfaction of the holders of such Senior Debt, which shall include, in any Insolvency or Liquidation Proceeding, approval by such holders, individually or as a class, of the provision for payment thereof, and (ii) with respect to Senior Debt under or in respect of the Senior Credit Facility, payment in full thereof in cash or Cash Equivalents.

    "PERMITTED BUSINESS" means any of the businesses and any other businesses related to the businesses engaged in by the Company and its Restricted Subsidiaries on the date hereof.

    "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (d) Restricted Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; and (e) other Investments in any Person that do not exceed $1.5 million at any time outstanding.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company and debt securities of the Company or any Subsidiary Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt of the Company or such Subsidiary Guarantor) to substantially the same extent as, or to a greater extent than, the Notes or Subsidiary Guarantees, as applicable, are subordinated to Senior Debt pursuant to the subordination provisions of this Indenture.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries that is permitted to be incurred by the provisions of this Indenture; PROVIDED, that, except with respect to Capital Lease Obligations, (i) the principal amount (or accreted value, as applicable) of, or (with respect to revolving credit Indebtedness) maximum commitment under, such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, as applicable) of, or (with respect to revolving credit Indebtedness) maximum commitment under, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and (other than with respect to revolving credit Indebtedness) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company and/or by a Subsidiary Guarantor.

    "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "PREFERRED STOCK" means the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

    "PRINCIPALS" means (i) the Fund and any of its Affiliates and (ii) Messrs.
W. H. Holman, Jr., W. H. Holman III, Essary, Friou, Bruckmann, Rosser, Sherrill and Edwards.

    "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Senior Subordinated Notes in the form set forth in Section 2.06(g) hereof.

    "PUBLIC EQUITY OFFERING" means a public offering of common stock of the Company.

    "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

    "REDEMPTION DATE" with respect to any Notes, means the date on which such Notes are redeemed by the Company pursuant to Section 3.07 of this Indenture.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of September 15, 1997, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

    "REGULATION S" means Regulation S promulgated under the Securities Act.

    "REGULATION S GLOBAL NOTES" means the Regulation S Temporary Global Notes or the Regulation S Permanent Global Notes as applicable.

    "REGULATION S PERMANENT GLOBAL NOTES" means the permanent global notes that do not contain the paragraphs referred to in footnote 1 to the form of the Note attached hereto as EXHIBIT A-2, and that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

    "REGULATION S TEMPORARY GLOBAL NOTES" means the temporary global notes that contain the paragraphs referred to in footnote 1 to the form of the Note attached hereto as EXHIBIT A-2, and that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

    "RELATED PARTY" means (i) any controlling stockholder, general partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding an 80% or more controlling interest of which consist solely of one or more Principals and/or such other Persons referred to in the immediately preceding clause (i).

    "REPRESENTATIVE" means the trustee with respect to the Senior Notes, the agent with respect to the Senior Credit Facility, or any Person performing a similar function with respect to other Senior Debt.

    "RESPONSIBLE OFFICER" means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "RESTRICTED BENEFICIAL INTEREST" means any beneficial interest of a Participant or Indirect Participant in the Rule 144A Global Note or the Regulation S Global Note.

    "RESTRICTED BROKER DEALER" has the meaning set forth in the Registration Rights Agreement.

    "RESTRICTED GLOBAL NOTES" means the Regulation S Global Notes and the Rule 144A Global Notes, all of which shall bear the Private Placement Legend.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "RULE 144A" means Rule 144A promulgated under the Securities Act.

    "RULE 144A GLOBAL NOTES" means the permanent global notes that contain the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as EXHIBIT A-1, and that is deposited with and registered in the name of the Depositary or its nominee, representing Notes initially sold in reliance on Rule 144A.

    "RULE 903" means Rule 903 promulgated under the Securities Act.

    "RULE 904" means Rule 904 promulgated under the Securities Act.

    "SEC" or "COMMISSION" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SENIOR CREDIT FACILITY" means that certain revolving credit agreement, dated as of March 5, 1996, as amended and restated on or prior to the date hereof, by and among the Company, each of the Subsidiary Guarantors and the lenders named therein, and Fleet Capital Corporation, as successor agent to Fleet Bank, N.A., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as it may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto and any other agreement pursuant to which any of the Indebtedness, commitments, Obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, replaced or refunded, as any such other agreements may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified, in each case, whether or not with the same agent or lenders.

    "SENIOR DEBT" means (i) Indebtedness pursuant to the Senior Credit
Facility, (ii) Indebtedness pursuant to the Senior Notes or guarantees thereof, as applicable, (iii) the IRB Indebtedness, (iv) any other Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, and (v) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor, (x) any Indebtedness of the Company or any Subsidiary Guarantor to any of their respective Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

    "SENIOR NOTES" means the 12% Senior Notes of the Company due 2006.

    "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

    "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is by its terms expressly subordinated in right of payment to the Notes, any Subsidiary Guarantee or any other Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "SUBSIDIARY GUARANTORS" means each of (i) Interstate; (b) McCarty-Holman;
(c) Southern; (d) Pump And Save; (e) DAC; (f) SCSI and (g) Delchamps and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act of 1939; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

    "TRANSFER RESTRICTED SECURITIES" means Notes or beneficial interests therein that bear or are required to bear the Private Placement Legend.

    "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

    "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company (other than Interstate, McCarty-Holman, Southern, Pump And Save, DAC, SCSI and Delchamps, or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and (ii) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate indicating that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the

Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, (ii) no Default or Event of Default would be in existence immediately following such designation and (iii) the Company shall have delivered to the Trustee an Officers' Certificate indicating that such designation complied with the foregoing conditions.

    "VOTING STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

    "WARRANTS" means the warrants to purchase up to 15% (on a fully diluted basis) of the common stock, par value $0.01 per share, of the Company dated March 5, 1996.

    "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person, or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


SECTION 1.02. OTHER DEFINITIONS.
                                                                      DEFINED IN
    TERM                                                                SECTION

    "AFFILIATE TRANSACTION"................................................4.11
    "ASSET SALE OFFER".....................................................4.10
    "CHANGE OF CONTROL OFFER"..............................................4.14
    "CHANGE OF CONTROL PAYMENT"............................................4.14
    "CHANGE OF CONTROL PAYMENT DATE".......................................4.14
    "COVENANT DEFEASANCE"..................................................8.03
    "CUSTODIAN"............................................................6.01
    "DTC"..................................................................2.03
    "EVENT OF DEFAULT".....................................................6.01
    "EXCESS PROCEEDS"......................................................4.10
    "INCUR"................................................................4.09
    "LEGAL DEFEASANCE".....................................................8.02
    "OFFER AMOUNT".........................................................3.09

    "OFFER PERIOD".........................................................3.09
    "PAYING AGENT".........................................................2.03
    "PAYMENT DEFAULT"......................................................6.01
    "PERMITTED DEBT".......................................................4.09
    "PURCHASE DATE"........................................................3.09
    "REGISTRAR"............................................................2.03
    "REPURCHASE OFFER".....................................................3.09
    "RESTRICTED PAYMENTS"..................................................4.07
    "SUBSIDIARY GUARANTEES"...............................................11.01

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

         "OBLIGOR" on the Notes means the Company, each Subsidiary Guarantor and any successor obligor upon the Notes.

    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION.

    Unless the context otherwise requires:

    (1)  a term has the meaning assigned to it herein;

    (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

    (3)  "OR" is not exclusive;

    (4) words in the singular include the plural, and in the plural include the singular;

    (5)  provisions apply to successive events and transactions; and

    (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                      ARTICLE 2
                                      THE NOTES


SECTION 2.01. FORM AND DATING.

    The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A-1 or EXHIBIT A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued in denominations of $1,000 and integral multiples thereof.

    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


         (a) GLOBAL NOTES. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian of the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-DAY RESTRICTED PERIOD" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Notes (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company certifying as to the same matters covered in clause
(i) above. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Notes. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

         Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to Rule 144A Global Notes and Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (c) DEFINITIVE NOTES. Notes issued in certificated form shall be substantially in the form of EXHIBIT A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

SECTION 2.02. EXECUTION AND AUTHENTICATION.

         An Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in EXHIBIT A-1 or EXHIBIT A-2 hereto.

         The Trustee shall, upon a written order of the Company signed by an Officer directing the Trustee to authenticate the Notes, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The Trustee shall, upon written order of the Company signed by an Officer, authenticate New Senior Subordinated Notes for original issuance in exchange for a like principal amount of Senior Subordinated Notes exchanged in the Exchange Offer or otherwise exchanged for New Senior Subordinated Notes pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount stated in paragraph 4 of the Notes, except as provided in
Section 2.07 hereof.

         The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.


SECTION 2.03. REGISTRAR AND PAYING AGENT.

    The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Definitive Notes.


SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.01(h) and (i) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Subsidiary Guarantors shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Subsidiary Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

    (a) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in subsection (g) of this
Section 2.06 or in an Unrestricted Global Note in accordance with subsection
(g)(iv). Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

         (i) RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of EXHIBIT B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

         (ii) REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE. If, at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase,
              (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of EXHIBIT B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and a certificate in the form of EXHIBIT C attached hereto and, if such transfer is in respect of an aggregate principal amount of less than $250,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation

              S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

    (b) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if:

         (i) the Definitive Notes are presented or surrendered for registration of transfer or exchange, endorsed and containing a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing; and

         (ii) in the case of Definitive Notes that are Transfer Restricted Securities, the Registrar has received the following documentation, as applicable (all of which may be submitted by facsimile):

              (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

              (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

              (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto);

              (D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto), a certification substantially in the form of EXHIBIT C hereto, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act; or

              (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

    (c) TRANSFER OF A BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE FOR A DEFINITIVE NOTE.

         (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

              (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of EXHIBIT B-4 hereto);

              (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto);

              (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto);

              (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of EXHIBIT B-4 hereto) and a certificate from the applicable transferee (in substantially the form of EXHIBIT C hereto); or

              (E) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

         (ii) Definitive Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

    (d)  RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES.
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

    (e)  TRANSFER AND EXCHANGE OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST
IN A GLOBAL NOTE. When a Definitive Note is presented by a Holder to the Registrar with a request to register the transfer of the Definitive Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Global Note, or to exchange such Definitive Note for an equal interest in a Global Note, the Registrar shall register the transfer or make the exchange as requested only if (i) the Definitive Note is presented or surrendered for registration of transfer or exchange, endorsed and containing a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and (ii) in the case of Definitive Notes that are Transfer Restricted Securities (other than Transfer Restricted Securities that are being exchanged or transferred in accordance with the transfer restrictions set forth in subsection (g)(iv) of this Section 2.06), the Registrar has received the following documentation, as applicable (all of which may be submitted by facsimile):

              (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

              (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

              (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto);

              (D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto), a certification substantially in the form of EXHIBIT C hereto, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act; or

              (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         The Trustee shall (or, if at any time the Trustee ceases to be the Registrar, shall upon receipt from the Registrar of written notification that the foregoing documentation has been received by the Registrar) cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Global Note.

    (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITARY. If at any time:

              (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

    (g) LEGENDS.

              (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                   "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IS OTHERWISE PERMITTED TO PURCHASE THE NOTES PURSUANT TO THE REQUIREMENTS OF CLAUSE (2) BELOW, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

              (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                   (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of EXHIBIT B-4 hereto, indicating paragraph number three or four; and

              (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                   Section 2.06(a) and (b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                   (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of EXHIBIT B-4 hereto, indicating paragraph number three or four).

    (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):


              (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                   (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

              (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                   Section 2.06(a) and (b) hereof.

         (iv) Notwithstanding the foregoing, upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in aggregate principal amount equal to the principal amount of the Restricted Beneficial Interests tendered for acceptance by Persons that certify in the applicable letter of transmittal that they (x) are acquiring the Notes in the ordinary course of business, (y) are not participating in the distribution of the Notes and (z) are not affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes accepted for exchange in the Exchange Offer, subject to delivery by such Person of the certification described in clause (i). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.


         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in any Global Note has been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar's request.

                   (ii) No service charge shall be made to a Holder for any
                        registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.05 hereto).

                  (iii) All Global Notes and Definitive Notes issued upon
                        anyregistration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                   (iv) The Registrar shall not be required:(A) to issue, to
                        register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                   (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                        Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                   (vi) The Trustee shall authenticate Global Notes and
                        Definitive Notes in accordance with the provisions of
                        Section 2.02 hereof.

SECTION 2.07. REPLACEMENT NOTES.

    If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

    Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor holds the Note.

    If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

    If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Affiliate of the Company or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10. TEMPORARY NOTES.

    Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by an Officer of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by an Officer authenticate Definitive Notes in exchange for temporary Notes.

    Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

    The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12. DEFAULTED INTEREST.

    If the Company or any Subsidiary Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. RECORD DATE.

    The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section  316 (c).

SECTION 2.14. COMPUTATION OF INTEREST.

    Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15. CUSIP NUMBER.

    The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                      ARTICLE 3
                              REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

    If the Company is required to make an offer to purchase Notes pursuant to
Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) and further setting forth a statement to the effect that (a) the Company or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million or (b) a Change of Control has occurred, as applicable.


SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

    At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

    The notice shall identify the Notes to be redeemed and shall state:

         (1)  the redemption date;

         (2) the redemption price for the Notes and accrued interest, and Liquidated Damages, if any;

         (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

         (4)  the name and address of the Paying Agent;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

    Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

    On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

    If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased, on and after the redemption or purchase date interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Liquidated Damages, if any, from the redemption or purchase date until such principal and Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

    Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

    (a) Except as provided in the following paragraph, the Notes will not be redeemable at the Company's option prior to September 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:


    YEAR                                                        PERCENTAGE

    2002..........................................................105.188%
    2003..........................................................103.458%
    2004..........................................................101.729%
    2005 and thereafter...........................................100.000%

    (b) Notwithstanding the foregoing, at any time prior to September 15, 2000 the Company may on any one or more occasions redeem up to 33 1 3% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; PROVIDED that at least 66 2 3% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED, further, that each such redemption shall occur within 120 days of the date of the closing of the Public Equity Offering to which it relates.

SECTION 3.08. MANDATORY REDEMPTION.

    Except as set forth under Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. REPURCHASE OFFERS.

    In the event that the Company shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof, an Asset Sale Offer, or pursuant to Section 4.14 hereof, a Change of Control Offer, the Company shall follow the procedures specified below.

    A Repurchase Offer shall commence no earlier than 30 days and no later than 60 days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.14(c) hereof) or an Asset Sale Offer shall be required to be made pursuant to Section 4.10, as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date specified in the notice of such Repurchase Offer, which shall be no later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Asset Sale Offer, or 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

    If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

    Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale Offer, as the case may be, and shall state:


    (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

    (b)  the Offer Amount, the purchase price and the Purchase Date;

    (c) that any Note not tendered and accepted for payment shall continue to accrue interest;

    (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

    (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, duly completed, or to transfer their interest in such Note by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

    (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

    (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

    (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

    On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depository, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

    Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.


                                      ARTICLE 4
                                      COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the
Notes.   The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium and Liquidated Damages, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent (if other than the Company or a Subsidiary thereof) holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium and Liquidated Damages, if any, and interest, then due.

    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

    The Company shall maintain in the Borough of Manhattan, the City of New
York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03. COMMISSION REPORTS.

    So long as required to do so under the Exchange Act, the Company shall file with the Commission and distribute to the Holders copies of the quarterly and annual financial information required to be filed with the Commission pursuant to the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries. In addition, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that complies with the rules and regulations of the Commission and that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will submit a copy of all such information and reports to the Commission for public availability (unless the Commission will not accept such materials) and make such information available to prospective investors upon written request. In addition, during any period in which the Company is not subject to the reporting requirements of the Exchange Act, the Company shall furnish to Holders and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act. The Company and each Subsidiary Guarantor shall at all times comply with TIA Section 314(a).

    The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

    The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Company, the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04. COMPLIANCE CERTIFICATE.

    The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which shall be the Saturday nearest April 30 unless the Company otherwise notifies the Trustee in writing), an Officers' Certificate stating (i)(A) that, in the course of the performance by the signatories thereto of their duties as Officers of the Company, they would normally have knowledge of any Default or Event of Default,
(B) whether or not such signatories know of any Default or Event of Default that occurred during such period and (C) if any Default or Event of Default has occurred during such period, the nature of such Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereto and (ii) that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

    So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or
Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

    The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

    The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

    The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company that is a Subsidiary Guarantor) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including in connection with a merger or consolidation); (ii) purchase, redeem or otherwise acquire or retire for value any outstanding Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor);
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, any sinking fund date or its scheduled maturity date, any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees; (iv) make any Restricted Investment or (v) make any payment pursuant to the BRS Management Agreement (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless:

         (a) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
    Section 4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses
    (o), (s)(ii), (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds (or non-cash proceeds when converted into cash) received by the Company in the form of capital contributions or from the issue, sale or exercise since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of the excess, if any, of the cash received upon the sale or other disposition of a Restricted Investment over the amount described in clause (iii) above.

    The foregoing provisions shall not prohibit: (o) any repurchase, redemption or retirement for value of Capital Stock of a Restricted Subsidiary of the Company deemed to occur upon the merger of such Restricted Subsidiary with or into the Company or another Wholly Owned Restricted Subsidiary of the Company within one year following the date on which such merged Restricted Subsidiary became a Restricted Subsidiary of the Company; (p) acquisition and retirement by the Company of any Class B Preferred Stock in satisfaction of any claim by the Company for indemnity pursuant to the 1996 Merger Agreement; (q) retirement of the Class A Preferred Stock in connection with the issuance by the Company of the Exchange Debentures; (r) the payment of cash in lieu of the issuance of (A) fractional shares of common stock upon exercise of the Warrants and (B) any Exchange Debenture that is not an integral multiple of $1,000 upon any exchange of Class A Preferred Stock for Exchange Debentures; (s) the amendment of the BRS Management Agreement to permit the payment of, and the payment of, fees to BRS or any Affiliate of BRS (i) under the BRS Management Agreement after the end of each fiscal quarter in an amount not to exceed the greater of (a) $250,000 or
(b) 1.0% of the Company's EBITDA for such fiscal quarter (PROVIDED, that the total amount of all such payments shall not exceed in any fiscal year the greater of (x) $1.0 million or (y) one percent of the Company's EBITDA for such fiscal year) and (ii) in connection with the Delchamps Acquisition in an amount not to exceed $5.0 million in the aggregate; (t) the payment of dividends on the Company's capital stock, following the first Public Equity Offering after the date hereof, of up to 6.0% of the aggregate proceeds to the Company in such Public Equity Offering, other than a public offering with respect to the Company's common stock registered on Form S-8; (u) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (v) the repurchase of the Class A Preferred Stock in accordance with the terms thereof upon the occurrence of a Change of Control; (w) the redemption of Exchange Debentures in accordance with the terms thereof upon the occurrence of a Change of Control;
(x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (y) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, defeasance, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; and (z) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date hereof or any other option plan adopted by the Board of Directors of the Company; PROVIDED that the aggregate price paid for all such repurchased, redeemed, defeased, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period plus (i) the aggregate cash proceeds received by the Company during such twelve-month period from any issuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries and (ii) the proceeds of any insurance policy to the extent applied toward such repurchase, redemption, defeasance or other acquisition or retirement for value of such Equity Interests; PROVIDED, that with respect to clause (z) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

    As of the date hereof, all of the Company's Subsidiaries shall be Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary (other than Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a Board Resolution delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available internal financial statements.

SECTION 4.08. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
              SUBSIDIARIES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

         (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

         (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

              (a) the Existing Indebtedness as in effect on the date hereof;

              (b) the Senior Credit Facility, as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those contained in the Senior Credit Facility, as in effect on the date hereof;

              (c) this Indenture, the Subsidiary Guarantees and the Notes;

              (d) applicable law;

              (e) any instrument governing Capital Stock or Indebtedness of any Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired;

              (f) customary non-assignment and subletting provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices;

              (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

              (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced;

              (i) contractual encumbrances or restrictions in effect on the date hereof;

              (j) mortgage or construction financing that imposes restrictions on the real property acquired or improved;

              (k) contracts for the sale of assets that include customary restrictions concerning the disposition of property;

              (l) secured Indebtedness permitted by this Indenture that limits the right to dispose of the assets securing the Indebtedness; and

              (m) encumbrances or restrictions imposed by any amendments to the contracts, agreements or obligations referred to in clauses (a) through (l) above if not more restrictive in the aggregate than under existing contracts.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock (other than the Preferred Stock); PROVIDED, however, that the Company or its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been (A) at least 2.25 to 1.0 if such date is prior to September 15, 2000 and (B) 2.50 to 1.0 if such date is on or after September 15, 2000, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The foregoing provisions will not apply to:

         (i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and reimbursement obligations in respect of letters of credit pursuant to the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed an amount equal to (x) the greater of (1) the amount of the Borrowing Base and (2) $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the total commitments with respect to such Indebtedness pursuant to Section 4.10 hereof plus (y) $50.0 million less any outstanding Indebtedness incurred pursuant to clause (viii) below;

         (ii) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

         (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees;

         (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage or construction financing or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $30.0 million in any fiscal year; PROVIDED that the principal amount (or, in the case of a Capital Lease Obligation, the amount required to be capitalized on a balance sheet under GAAP) of such Indebtedness when incurred shall not exceed the purchase price and/or actual cost of construction or improvement, as the case may be, to which such incurrence relates;

         (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

         (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, however, that
    (i) any subsequent issuance or transfer (other than for security purposes) of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

         (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million less the amount of any Indebtedness incurred pursuant to clause (i)(y) of this paragraph;

         (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Indebtedness, PROVIDED that such Indebtedness (A) is not incurred in contemplation of the acquisition to which it relates and
    (B) is nonrecourse to the Company and its Restricted Subsidiaries, or to any of their respective assets (other than the acquired Subsidiary and its Subsidiaries, or the acquired assets, as applicable);

         (x) the incurrence by the Company of Indebtedness pursuant to Exchange Debentures described under clause (2) of the definition of Exchange Debentures;

         (xi) the Guarantee of any Indebtedness otherwise permitted to be incurred pursuant to this Indenture; and

         (xii)  Obligations in respect of performance and surety bonds.

SECTION 4.10. ASSETS SALES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and PROVIDED further that (1) the 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation and (2) the provisions of clauses (i) and
(ii) above shall not apply to any sale or other disposition of assets required pursuant to a consent order or other agreement entered into by the Company with the Federal Trade Commission or the Department of Justice in connection with the Delchamps Acquisition.

    Within 435 days after the receipt of any Net Proceeds from an Asset Sale, the Company or its Restricted Subsidiary, as the case may be, may apply such Net Proceeds by (i) permanently reducing Indebtedness under the Senior Credit Facility (and correspondingly reducing commitments with respect thereto) or other Senior Debt, (ii) investing (or entering into a binding commitment to invest) in any one or more business, capital expenditure or other tangible asset, in each case in the same line of business as the Company or its Restricted Subsidiaries was engaged in on the date hereof or a line of business reasonably related thereto, (iii) investing (or entering into a binding commitment to invest) in properties or assets that replace the properties and assets that are the subject of such Asset Sale and (iv) in the case of a sale of a store or stores, deeming such Net Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct another store within 435 days preceding the date of the Asset Sale; PROVIDED that if such Net Proceeds are applied by entering into a binding commitment under clause (ii) or
(iii) above, then the investment contemplated by such commitment shall be made no later than 45 days following the end of such 435 day period. Pending the final application of any such Net Proceeds, the Company or its Restricted Subsidiary, as the case may be, may temporarily reduce Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Company or its Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the aggregate amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the terms of this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million (other than Affiliate Transactions in the ordinary course of business of the Company and its Restricted Subsidiaries between or among the Company or any Restricted Subsidiary of the Company and any Person providing goods and/or services to the Company or any Restricted Subsidiary in the ordinary course of business that is an Affiliate of the Company or such Restricted Subsidiary solely by virtue of the fact that the Fund, or any Person controlling the Fund, directly or indirectly controls both the Company or such Restricted Subsidiary and such Affiliate; PROVIDED, however, that such Affiliate Transaction shall comply with clause (i) above), an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent nationally recognized investment banking or appraisal firm experienced in the appraisal or similar review of similar types of transactions (or if an opinion is unavailable as to the fairness from a financial point of view of any transaction for which a fairness opinion is not customarily rendered then an opinion that such transaction meets the requirements of clause (i) above); PROVIDED that (u) payments by Delchamps pursuant to change of control agreements with certain employees of Delchamps in an amount not to exceed $13.0 million, (v) payments to McCarty-Holman Co., L.P. in accordance with the terms of the Management Agreement in an amount not to exceed $100,000 in each fiscal year, (w) the 18 leases described in the Offering Memorandum under the caption "Certain Transactions--Leases of Certain Stores and Facilities," (x)(1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries and (2) payment of employee benefits, including bonuses, retirement plans and stock options, in each case, in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) transactions permitted by the provisions of
Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12. LIENS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom; PROVIDED, however that the Company and its Restricted Subsidiaries may create, incur, assume or suffer to exist a Lien securing Pari Passu Indebtedness if the Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13. SALE AND LEASEBACK TRANSACTIONS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than the sale and leaseback of newly constructed grocery stores as part of the development of grocery store sites); PROVIDED that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.14. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

    Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by Section 3.09 hereof and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described herein by virtue thereof.

    Prior to complying with the provisions of this Section 4.14, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Debt, or offer to repay in full all outstanding Senior Debt and repay the Senior Debt with respect to which such offer has been accepted, or obtain the requisite consents, if any, under all outstanding Senior Debt to permit the repurchase of the Notes required by this Section 4.14.

    On the payment date set forth in the Change of Control Offer (the "Change of Control Payment Date"), the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, separate and hold in trust) an amount in same-day funds equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

SECTION 4.15. CORPORATE EXISTENCE.

    Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.16. LIMITATION ON ISSUANCES OF CAPITAL STOCK OF WHOLLY OWNED
              RESTRICTED SUBSIDIARIES.

    Notwithstanding any other provisions in this Indenture, except with respect to the pledge of Capital Stock of its Subsidiaries pursuant to the Senior Credit Facility, the Company (a) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary Guarantor to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary Guarantor and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (b) will not permit any Subsidiary Guarantor to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or another Subsidiary Guarantor.


SECTION 4.17. BUSINESS ACTIVITIES.

    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than (i) the retail and wholesale grocery business and such business activities as are incidental or reasonably related thereto, including the sale of liquor and the retail gasoline business, and (ii) such other businesses as the Company or its Restricted Subsidiaries are engaged in on the date hereof.

SECTION 4.18. ADDITIONAL GUARANTEES.

    If the Company or any of its Restricted Subsidiaries shall, after the date of this Indenture, transfer or cause to be transferred, in one transaction or a series of related transactions, any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall acquire another Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, then such transferee or acquired Subsidiary shall (a) execute a Guarantee in substantially the form of EXHIBIT D hereto, (b) execute and deliver to the Trustee a supplemental indenture in the form of EXHIBIT E hereto pursuant to which such transferee or acquired Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in such supplemental indenture and (c) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee that such Guarantee and such supplemental indenture have been duly executed and delivered by such transferee or acquired Subsidiary. Notwithstanding the foregoing, if such transferee or acquired Subsidiary has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture, then for so long as it continues to constitute an Unrestricted Subsidiary that transferee or acquired Subsidiary shall not be required to execute a Guarantee or supplemental indenture or deliver to the Trustee an Opinion of Counsel in accordance with clause (c) above.

SECTION 4.19. PAYMENT FOR CONSENTS.

    Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20. NO SENIOR SUBORDINATED DEBT.

    The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes. No Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees. For purposes of this Section 4.20, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by reason of the fact that such other Indebtedness is secured by a Lien or is subject to a Guarantee.

SECTION 4.21. NO RESTRICTIONS ON CONSUMMATION OF DELCHAMPS ACQUISITION.

    Notwithstanding any provision contained herein to the contrary, this Indenture shall not prohibit the consummation of the Delchamps Acquisition and the transactions related thereto in accordance with the terms set forth in this Offering Memorandum and in the tender offer statement on Schedule 14D-1, as filed with the Commission on July 14, 1997 and as subsequently amended or supplemented, naming Delchamps, Inc. as the subject company.

                                      ARTICLE 5
                                      SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.


    Except as otherwise provided in Section 4.21, the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "SUCCESSOR") is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or a territory thereof; (b) the Successor assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (c) immediately after such transaction no Default or Event of Default exists; (d) the Successor will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof and (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to such transaction have been complied with. The foregoing will not prohibit (i) any consolidation or merger of, or transfer of all or part of the property and assets of, any Restricted Subsidiary with or to the Company or any Subsidiary Guarantor or (ii) the Delchamps Merger.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, that, (i) solely for the purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest and Liquidated Damages, if any, on the Notes.

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

    Each of the following constitutes an Event of Default:

    (a) default for 30 days in the payment when due, upon redemption, acceleration or otherwise, of interest on, or Liquidated Damages with respect to, the Notes;

    (b) default in payment when due of the principal of or premium, if any, on the Notes;


    (c) failure by the Company for 30 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 hereof;

    (d) failure by the Company for 60 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

    (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if both (a) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more;

    (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted liability) aggregating in excess of $15.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

    (g) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

    (h) the Company or any Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

              (i)  commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors,
                   or

              (v) admits in writing its inability generally to pay its debts as they become due; or


    (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or any Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary in an involuntary case in which any of them is the debtor,

              (ii) appoints a Custodian of the Company or any Significant
                   Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary or for all or substantially all of the property of any of the foregoing, or

             (iii) orders the liquidation of the Company or any Significant
                   Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary,

         and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. ACCELERATION.

    If any Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately; PROVIDED, however, that, so long as any Designated Senior Debt shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Designated Senior Debt or (ii) five Business Days after the giving of written notice to the Company and the Representatives under the Designated Senior Debt of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (h) or (i) of Section 6.01, all outstanding Notes will become due and payable without further action or notice. In the event of any Event of Default specified in clause (e) of Section 6.01, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged in a manner that does not violate the terms of this Indenture or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default. The Trustee will have no obligation to accelerate the Notes if, in the best judgment of the Trustee, acceleration is not in the best interests of the Holders.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of Section 3.07(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to September 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to September 15, 2002, then the amount payable in respect of such Notes for purposes of this paragraph for each of the twelve-month periods beginning on September 15 of the years indicated below shall be set forth below, expressed as percentages of the principal amount that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of payment:

    YEAR                                                    PERCENTAGE
    ----                                                    ----------

    1997.....................................................110.375%
    1998.....................................................109.338%
    1999.....................................................108.300%
    2000.....................................................107.263%
    2001.....................................................106.225%

SECTION 6.03. OTHER REMEDIES.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of the principal of or interest on any Note held by a non-consenting Holder (including in connection with an offer to purchase); PROVIDED that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

    Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of
Section 6.02 hereof unless directed to do so pursuant to this Section 6.05.

SECTION 6.06. LIMITATION ON SUITS.

    A Holder of a Note may pursue a remedy with respect to this Indenture, the Subsidiary Guarantees or the Notes only if:

    (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

    (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

    (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

    (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

    A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

    If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

    If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee, for amounts due under Section 7.07 hereof;

         SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

         THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                      ARTICLE 7
                                       TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (b)  Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i)  this paragraph does not limit the effect of paragraph (b) of this
    Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

    (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including, without limitation, the provisions of Section
6.05 hereof, unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in complying with such request.

    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

    (a) The Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; PROVIDED that the Trustee's conduct does not constitute willful misconduct or negligence.

    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

    (f) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Subsidiary Guarantee, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

    If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to all Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have actual knowledge of a Default or an Event of Default hereunder, except in the case of a Default or an Event of Default under Section 6.01(a) (other than with respect to the payment of Liquidated Damages) or 6.01(b) at such time as the Trustee is also the Paying Agent, until a Responsible Officer of the Trustee receives written notice thereof from the Company or any Holders that such a Default or an Event of Default has occurred.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

    Within 60 days after each May 1 beginning with the May 1 first following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section  313(c).

    A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

    The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Trustee and the Company may agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

    The Company shall indemnify the Trustee against, and hold it harmless from, any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel not to exceed one law firm. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

    The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

    To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or 6.01(i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.


    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

    (a)  the Trustee fails to comply with Section 7.10 hereof;

    (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

    (c) a Custodian or public officer takes charge of the Trustee or its property; or

    (d)  the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

    In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of the predecessor trustee or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

    There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

    The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and its Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such outstanding Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 11.03 and
Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(f), 6.01(g), 6.01(h) and 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

    The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

    In order to exercise either Legal Defeasance or Covenant Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

              (b) the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (c) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (d) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

              (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (including, without limitation, any agreement or instrument pursuant to which any Senior Debt was incurred);

              (g) on or prior to the 91st day following the deposit, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (h) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

              (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

    Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

SECTION 8.06. REPAYMENT TO COMPANY.

    (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

    (b) The Trustee shall promptly pay to the Company, after written request therefor, any money held at such time in excess of the amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

    (c) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, or premium, if any, or interest that remains unclaimed for two years after such principal or premium, if any, or interest became due and payable and any such money held by the Company in trust shall be discharged from such trust, and, thereafter, Holders entitled to the money must look to the Company for payment of such money as secured creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

    If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE 9
                          AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

    Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without notice to or the consent of any
Holder:

    (a)  to cure any ambiguity, defect or inconsistency;

    (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

    (c) to provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation or sale of assets pursuant to this Indenture;

    (d)  to add Subsidiary Guarantees with respect to the Notes;

    (e)  to provide security for the Notes;

    (f) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

    (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

    Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

    Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

    Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

    It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.


    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Subsidiary Guarantee or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing Default or compliance in a particular instance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Subsidiary Guarantees or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

         (c) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);


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

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 and/or 4.14 hereof); or

         (h) make any change in Section 6.04 or 6.07 hereof or in this Section
    9.02 or in Section 9.01 hereof.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

    Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent to any amendment, supplement or waiver or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent to such amendment, supplement or waiver or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


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

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

    The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by
Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.


                                      ARTICLE 10
                                    SUBORDINATION

SECTION 10.01.     AGREEMENT TO SUBORDINATE.

    The Company agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date hereof or hereafter incurred, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of Senior Debt (except that Holders may receive Permitted Junior Securities and payments made from the trust described under Article 8 hereof).

SECTION 10.03.     DEFAULT ON DESIGNATED SENIOR DEBT.

    The Company shall not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under Article 8 hereof) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of such Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing and (b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived in writing, (y) 179 days after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of any Designated Senior Debt has been accelerated or
(z) the date on which such Payment Blockage Period (as defined below) shall have been terminated by written notice to the Trustee from the Representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 360-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 181 consecutive days in each consecutive 360-day period during which no Payment Blockage Period is in effect. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived in writing for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing, shall constitute a new default for this purpose).

SECTION 10.04.     ACCELERATION OF NOTES.

    If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05.     WHEN DISTRIBUTION MUST BE PAID OVER.

    In the event that the Trustee or any Holder of a Note receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

    With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company.

SECTION 10.06.     NOTICE BY THE COMPANY.

    The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, which notice shall specifically refer to this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article.

SECTION 10.07.     SUBROGATION.

    After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated (equally and ratably with all other PARI PASSU indebtedness) to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the

Company to the extent that distributions otherwise payable to the Holders of the Notes have been applied to the payment of Senior Debt of the Company. A distribution made under this Article to holders of Senior Debt of the Company that otherwise would have been made to Holders of the Notes is not, as between the Company and Holders of the Notes, a payment by the Company on the Notes.

SECTION 10.08.     RELATIVE RIGHTS.

    This Article defines the relative rights of Holders of the Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

         (1) impair, as between the Company and Holders of the Notes, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (2) affect the relative rights of Holders of the Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Notes.

    If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.     SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

    No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

    Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Company, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring any liabilities to any Holder of any Notes and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Notes to the holders of the Senior Debt of the Company, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Notes is affected, impaired or extinguished thereby, do any one or more of the following:

         (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

         (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon to such holder, or any liability incurred directly or indirectly in respect thereof;

         (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

         (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

SECTION 10.10.     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

    Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

    Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction so long as such order or decree recognizes the provisions of this Article 10 or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.     RIGHTS OF TRUSTEE AND PAYING AGENT.

    Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article, which notice shall specifically refer to this
Article 10 (provided that, notwithstanding the foregoing, the making of any such payments shall otherwise be subject to the provisions of Sections 10.02, 10.03 and 10.05 hereof). Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

    The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.     AUTHORIZATION TO EFFECT SUBORDINATION.

    Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Notes held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including debt under the Senior Credit Facility, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13.     AMENDMENTS.

    Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the legal rights of Holders.


                                      ARTICLE 11
                                  GUARANTEE OF NOTES


SECTION 11.01.     SUBSIDIARY GUARANTEE.

    Subject to Section 11.05 hereof, each of the Subsidiary Guarantors hereby, on a full, unconditional, joint and several, unsecured basis guarantees (the "Subsidiary Guarantees") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Subsidiary Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each

Subsidiary Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 11.02.     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

    To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of EXHIBIT D shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an Officer of such Subsidiary Guarantor.

    Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

    If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 11.03.     SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

    (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in the Notes shall prevent (i) any consolidation or merger of a Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor,
(ii) any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor or (iii) the Merger.

    (b) Except as set forth in Article 4, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person or Persons other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; PROVIDED, HOWEVER, that each Subsidiary Guarantor hereby covenants and agrees that: (i) upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture substantially in the form of EXHIBIT E hereto, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the Person which shall have acquired such property; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09. The foregoing will not prohibit
(i) any consolidation or merger of a Guarantor with or into the Company or any other Guarantor, (ii) any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor or (iii) the Merger.

    (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of EXHIBIT E hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such guarantees had been issued at the date of the execution hereof.

SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS, MERGER, SALE OF CAPITAL STOCK
               ETC..

    Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Subsidiary Guarantor by merger or otherwise), any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED that, in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its Obligations under its Subsidiary Guarantee or Section 11.03 hereof, as the case may be; PROVIDED that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section
4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, together with the documents required by Section 13.04 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligation under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other Obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 11.

SECTION 11.05.     LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

    For purposes hereof, the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors, and any other rights such Subsidiary Guarantor may have, shall be taken into account.

SECTION 11.06.     "TRUSTEE" TO INCLUDE PAYING AGENT.

    In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


                                      ARTICLE 12
                        SUBORDINATION OF SUBSIDIARY GUARANTEE


SECTION 12.01.     AGREEMENT TO SUBORDINATE.

    The Subsidiary Guarantors agree, and each Holder by accepting a Note agrees, that all Obligations under the Subsidiary Guarantees shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt of the Subsidiary Guarantors, whether outstanding on the date hereof or thereafter incurred, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt of the Subsidiary Guarantors and that each holder of Senior Debt of the Subsidiary Guarantors, whether now outstanding or hereafter created, incurred assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Subsidiary Guarantees.

SECTION 12.02.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

    Upon any distribution to creditors of the Subsidiary Guarantors in a liquidation or dissolution of the Subsidiary Guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subsidiary Guarantors or their respective property, an assignment for the benefit of creditors or any marshalling of the Subsidiary Guarantors' assets and liabilities, the holders of Senior Debt of the Subsidiary Guarantors will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Subsidiary Guarantees, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of Senior Debt of the Subsidiary Guarantors (except that Holders may receive Permitted Junior Securities and payments made from the trust described under
Article 8 hereof).

SECTION 12.03.     DEFAULT ON DESIGNATED SENIOR DEBT.

    The Subsidiary Guarantors shall not make any payment upon or in respect of the Subsidiary Guarantees (except in Permitted Junior Securities or from the trust described under Article 8 hereof) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Representative of the holders of such Designated Senior Debt. Payments on the Subsidiary Guarantees may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing and (b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived in writing, (y) 179 days after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of any Designated Senior Debt has been accelerated or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee from the Representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 360-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt shall not exceed 179 days, and there shall be a period of at least 181 consecutive days in each consecutive 360-day period during which no Payment Blockage Period is in effect. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived in writing for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing, shall constitute a new default for this purpose).

SECTION 12.04.     ACCELERATION OF SUBSIDIARY GUARANTEES.

    If payment of the Subsidiary Guarantees is accelerated because of an Event of Default, the Subsidiary Guarantor shall promptly notify the Representatives of Senior Debt of the acceleration.

SECTION 12.05.     WHEN DISTRIBUTION MUST BE PAID OVER.

    In the event that the Trustee or any Holder of a Subsidiary Guarantee receives any payment of any Obligations with respect to the Subsidiary Guarantees at a time when such payment is prohibited by Section 12.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Subsidiary Guarantors remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Subsidiary Guarantors.

    With respect to the holders of Senior Debt of the Subsidiary Guarantors, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt of the Subsidiary Guarantors shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Subsidiary Guarantors.

SECTION 12.06.     NOTICE BY SUBSIDIARY GUARANTOR.

    The Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Subsidiary Guarantors that would cause a payment of any Obligations with respect to the Subsidiary Guarantees to violate this Article, which notice shall specifically refer to this Article 12, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to the Senior Debt of the Subsidiary Guarantors as provided in this Article.

SECTION 12.07.     SUBROGATION.

    After all Senior Debt of the Subsidiary Guarantors is paid in full and until the Notes are paid in full, Holders of the Subsidiary Guarantees shall be subrogated (equally and ratably with all PARI PASSU indebtedness) to the rights of holders of Senior Debt of the Subsidiary Guarantors to receive distributions applicable to Senior Debt of the Subsidiary Guarantors to the extent that distributions otherwise payable to the Holders of the Subsidiary Guarantees have been applied to the payment of Senior Debt of the Subsidiary Guarantors. A distribution made under this Article to holders of Senior Debt of the Subsidiary Guarantors that otherwise would have been made to Holders of the Subsidiary Guarantees is not, as between the Subsidiary Guarantors and Holders of the Subsidiary Guarantees, a payment by the Subsidiary Guarantors on the Subsidiary Guarantees.

SECTION 12.08.     RELATIVE RIGHTS.

    This Article defines the relative rights of Holders of the Subsidiary Guarantees and holders of Senior Debt of the Subsidiary Guarantors. Nothing in this Indenture shall:

         (1) impair, as between the Subsidiary Guarantors and Holders of the Subsidiary Guarantees, the obligations of the Subsidiary Guarantors, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with the terms of the Subsidiary Guarantees;

         (2) affect the relative rights of Holders of the Subsidiary Guarantees and creditors of the Subsidiary Guarantors other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Holder of the Subsidiary Guarantees from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Subsidiary Guarantees.

    If the Subsidiary Guarantors fail because of this Article to pay principal of or interest on a Note on the due date in accordance with the terms of the Subsidiary Guarantees, the failure is still a Default or Event of Default.

SECTION 12.09.     SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY GUARANTOR.

    No right of any holder of Senior Debt of the Subsidiary Guarantors to enforce the subordination of the Indebtedness evidenced by the Subsidiary Guarantees shall be impaired by any act or failure to act by the Subsidiary Guarantors or any Holder or by the failure of the Subsidiary Guarantors or any Holder to comply with this Indenture.

    Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Subsidiary Guarantors, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Subsidiary Guarantees, without incurring any liabilities to any Holder of any Subsidiary Guarantees and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Subsidiary Guarantees to the holders of the Senior Debt of the Subsidiary Guarantors, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Subsidiary Guarantees is affected, impaired or extinguished thereby, do any one or more of the following:

         (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

         (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

         (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

         (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

SECTION 12.10.     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

    Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Subsidiary Guarantors, the distribution may be made and the notice given to their Representative.

    Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article 12, the Trustee and the Holders of the Subsidiary Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction so long as such order or decree recognizes the provisions of this Article 12 or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Subsidiary Guarantees for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Subsidiary Guarantors and other Indebtedness of the Company or any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11.     RIGHTS OF TRUSTEE AND PAYING AGENT.

    Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes or the Subsidiary Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes or the Subsidiary Guarantees to violate this Article, which notice shall specifically refer to this Article 12 (provided that, notwithstanding the foregoing, the making of any such payments shall otherwise be subject to the provisions of Sections 12.02, 12.03 and 12.05 hereof). Only the Company, the Subsidiary Guarantors or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

    The Trustee in its individual or any other capacity may hold Senior Debt of the Subsidiary Guarantors with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12.     AUTHORIZATION TO EFFECT SUBORDINATION.

    Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Notes held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including debt under the Senior Credit Facility, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.13.     AMENDMENTS.

    Any amendment to the provisions of this Article 12 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Subsidiary Guarantees.

                                      ARTICLE 13
                                    MISCELLANEOUS


SECTION 13.01.     TRUST INDENTURE ACT CONTROLS.

    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.     NOTICES.

    Any notice or communication by the Company, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

    If to the Company or any Subsidiary Guarantor:

         Jitney-Jungle Stores of America, Inc.
         1770 Ellis Avenue
         Suite 200
         Jackson, Mississippi 39204
         Telecopier No.:  (601) 371-8665
         Attention:  Chief Financial Officer

    With a copy to:

         Dechert Price & Rhoads
         30 Rockefeller Plaza
         New York, New York 10112
         Telecopier No.:  (212) 698-3599
         Attention:  Bruce B. Wood

    If to the Trustee:

         Marine Midland Bank
         140 Broadway, 12th Floor
         New York, NY 10005-1180
         Telecopier No.:  (212) 658-6425
         Attention:  Corporate Trust Administration


    The Company, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

    Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; PROVIDED that notice to the Trustee shall not be deemed to have been given until receipt by the Trustee of such notice.

    If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

    Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section  312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

    Upon any request or application by the Company or the Subsidiary Guarantors to the Trustee to take any action under this Indenture (other than the initial issuance of the Senior Subordinated Notes), the Company or Subsidiary Guarantor shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section  314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.     RULES BY TRUSTEE AND AGENTS.

    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

    No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

SECTION 13.08.     GOVERNING LAW.

    THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 13.09.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.     SUCCESSORS.

    All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11.     SEVERABILITY.

    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.     COUNTERPART ORIGINALS.

    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.     TABLE OF CONTENTS, HEADINGS, ETC.

    The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                            [Signatures on following page]

                                      SIGNATURES

Dated as of September 15, 1997    JITNEY-JUNGLE STORES OF AMERICA, INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  INTERSTATE JITNEY-JUNGLE STORES, INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  MCCARTY-HOLMAN CO., INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  SOUTHERN JITNEY JUNGLE COMPANY


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  PUMP AND SAVE, INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  DELTA ACQUISITION CORPORATION


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:

                                  DELCHAMPS, INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  SUPERMARKET CIGARETTE SALES, INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:



MARINE MIDLAND BANK,
as Trustee


By:
   -----------------------------
Name:
Title:

                                     EXHIBIT A-1
                                     -----------
                                    (Face of Note)
                        103/8% Senior Subordinated Notes due 2007

No. ___                                                         $_______________
                                                              CUSIP NO.


                        JITNEY-JUNGLE STORES OF AMERICA, INC.



promises to pay to _____________ or registered assigns, the principal sum of ___________ Dollars on September 15, 2007.



                  Interest Payment Dates:  March 15 and September 15

                        Record Dates:  March 1 and September 1




                                  JITNEY-JUNGLE STORES OF AMERICA, INC.


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:



This is one of the
Notes referred to in the
within-mentioned Indenture:


Dated:  ___________

MARINE MIDLAND BANK,
as Trustee


By:
   ----------------------------

                                    (Back of Note)
                      103/8% Senior Subordinated Notes due 2007

         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.] (1)

              [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
    ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IS OTHERWISE PERMITTED TO PURCHASE THE NOTES PURSUANT TO THE REQUIREMENTS OF CLAUSE (2) BELOW, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.] (2)


--------------------------

(1) This paragraph should be included only if the Senior Subordinated Note is issued in global form.

(2) This paragraph should be removed upon the exchange of Senior Subordinated Notes for New Subordinated Notes in the Exchange Offer or upon the registration of the Senior Subordinated Notes pursuant to the terms of the Registration Rights Agreement.


                                        A-1-2

    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Jitney-Jungle Stores of America, Inc., a Mississippi corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 103/8% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on March 15 and September 15, commencing on March 15, 1998, (each an "Interest Payment Date") or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
    Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of September 15, 1997 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the


                                        A-1-3

    "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Company limited to $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium or Liquidated Damages, if any, and interest on outstanding Notes as set forth in Paragraph 2 hereof.

5.  OPTIONAL REDEMPTION.

         Except as provided in the following paragraph, the Notes will not be redeemable at the Company's option prior to September 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

         YEAR                                                   PERCENTAGE

         2002....................................................    105.188%

         2003....................................................    103.458%

         2004....................................................    101.729%

         2005 and thereafter.....................................    100.000%


         Notwithstanding the foregoing, at any time prior to September 15, 2000 the Company may on any one or more occasions redeem up to 33 1 3% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; PROVIDED that at least 66 2 3% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED, further, that each such redemption shall occur within 120 days of the date of the closing of the Public Equity Offering to which it relates.

6.  MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.  REPURCHASE AT OPTION OF HOLDER.

    (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture.


                                        A-1-4

    (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Company or its Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the aggregate amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption.


9. SUBORDINATION. The payment of principal, premium, if any, and interest and Liquidated Damages on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, which is (i) Indebtedness pursuant to the Senior Credit Facility, (ii) Indebtedness pursuant to the Senior Notes or guarantees thereof, as applicable, (iii) the IRB Indebtedness, (iv) any other Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, and (v) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor, (x) any Indebtedness of the Company or any Subsidiary Guarantor to any of their respective Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company agrees and each Holder of Notes by accepting a Note consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any


                                        A-1-5

    Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Any amendments with respect to subordination provisions of the Notes or the Subsidiary Guarantees would require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due, upon redemption, acceleration or otherwise, of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes;
    (iii) failure by the Company for 30 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 of the Indenture; (iv) failure by the Company for 60 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if both (a) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more;


                                        A-1-6

    (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted liability) aggregating in excess of $15.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after their entry; (vii) except as permitted by the Indenture, any Subsidiary Guarantee will be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, however, that, so long as any Designated Senior Debt shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Designated Senior Debt or (ii) five Business Days after the giving of written notice to the Company and the Representatives under the Designated Senior Debt of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of any Event of Default specified in clause (v) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose
    (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged in a manner that does not violate the terms of the Indenture or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if, in the best judgment of the Trustee, acceleration is not in the best interests of the Holders.


14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.


                                        A-1-7

    Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

    The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

    Jitney-Jungle Stores of America, Inc.
    1770 Ellis Avenue
    Suite 200
    Jackson, Mississippi 39204
    Telecopier No.:  (601) 371-8665
    Attention:  Chief Financial Officer










                                        A-1-8

                                   ASSIGNMENT FORM


    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)


and irrevocably appoint_______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:_____________________

                                  Your Signature:______________________________
                                       (Sign exactly as your name appearson the face of this Note)

                                  Signature Guarantee:









                                        A-1-9

                          OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

         / / Section 4.10              / / Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________


Date:_____________________

                                  Your Signature:______________________________
                                       (Sign exactly as your name appearson the face of this Note)

                                  Tax Identification No.:______________________


                                  Signature Guarantee.









                                        A-1-10

                          SCHEDULE OF EXCHANGES OF NOTES (3)


THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN MADE:

----------------------------------------------------------------------------------------------------------------------

                                                                       Principal Amount of
                   Amount of decrease in    Amount of increase in        this Global Note     Signature of authorized
                    Principal Amount of       Principal Amount of    following such decrease   officer of Trustee or
Date of Exchange     this Global Note          this Global Note           (or increase)            Note Custodian
----------------------------------------------------------------------------------------------------------------------











------------------------

(3) This should be included only if the Senior Subordinated Note is issued in global form.


                                        A-1-11

                                     EXHIBIT A-2
                                     -----------
                     (Face of Regulation S Temporary Global Note)
                      103/8% Senior Subordinated Notes due 2007

No. _____                                                       $_______________
                                                                CIN NO.



                        JITNEY-JUNGLE STORES OF AMERICA, INC.


promises to pay to ________________ or registered assigns, the principal sum of ________ Dollars on September 15, 2007.



                  Interest Payment Dates:  March 15 and September 15

                        Record Dates:  March 1 and September 1






                                       JITNEY-JUNGLE STORES OF AMERICA, INC.


                                       By:______________________________
                                         Name:
                                         Title:


This is one of the
Notes referred to in the
within-mentioned Indenture:


Dated: _________________________

MARINE MIDLAND BANK,
as Trustee


By:_____________________________


                                        A-2-1

                     (Back of Regulation S Temporary Global Note)

                      103/8% Senior Subordinated Notes due 2007


    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN
DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"),TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IS OTHERWISE PERMITTED TO PURCHASE THE NOTES PURSUANT TO THE REQUIREMENTS OF CLAUSE (2) BELOW, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.


                                        A-2-2

    THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

    NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON PRIOR TO THE EXCHANGE OF THIS NOTE FOR A REGULATION S TEMPORARY GLOBAL NOTE AS CONTEMPLATED BY THE INDENTURE.](1)

    [Until this Regulation S Temporary Global Note is exchanged for Regulation
S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest or Liquidated Damages, if any, hereon although interest and Liquidated Damages, if any, will continue to accrue; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

    This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

    This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York.](2) All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1. INTEREST. Jitney-Jungle Stores of America, Inc., a Mississippi corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 103/8% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on March 15 and September 15, commencing on March 15, 1998 (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest

-----------------------
(1) These paragraphs should be removed upon the exchange of Senior Subordinated Notes for New Senior Subordinated Notes in the Exchange Offer or upon the registration of the Senior Subordinated Notes pursuant to the terms of the Registration Rights Agreement.

(2) These paragraphs should be removed upon the exchange of the Regulation S Temporary Global Notes for Regulation S Permanent Global Notes pursuant to the Indenture.


                                        A-2-3

         Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

    2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

    4. INDENTURE. The Company issued the Notes under an Indenture dated as of September 15, 1997 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Company limited to $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium or Liquidated Damages, if any, and interest on outstanding Notes as set forth in Paragraph 2 hereof.

    5.   OPTIONAL REDEMPTION.

              Except as provided in the following paragraph, the Notes will not be redeemable at the Company's option prior to September 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less


                                        A-2-4
         than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

         YEAR                                                   PERCENTAGE

         2002....................................................    105.188%

         2003....................................................    103.458%

         2004....................................................    101.729%

         2005 and thereafter.....................................    100.000%


              Notwithstanding the foregoing, at any time prior to September 15, 2000 the Company may on any one or more occasions redeem up to 33 1 3% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; PROVIDED that at least 66 2 3% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED, further, that each such redemption shall occur within 120 days of the date of the closing of the Public Equity Offering to which it relates.

    6.  MANDATORY REDEMPTION.

              Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

    7.  REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture.

         (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Company or its Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the aggregate amount of Excess Proceeds, the Trustee shall select the Notes to be purchased


                                        A-2-5
         in accordance with the terms of the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

    8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.
         Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption.

    9. SUBORDINATION. The payment of principal, premium, if any, and interest and Liquidated Damages on the notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, which is (i) Indebtedness pursuant to the Senior Credit Facility, (ii) Indebtedness pursuant to the Senior Notes or guarantees thereof, as applicable, (iii) the IRB Indebtedness, (iv) any other Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, and
         (v) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor, (x) any Indebtedness of the Company or any Subsidiary Guarantor to any of their respective Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company agrees and each Holder of Notes by accepting a Note consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

    10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.


                                        A-2-6

    12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

              Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Any amendments with respect to subordination provisions of the Notes or the Subsidiary Guarantees would require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

    13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due, upon redemption, acceleration or otherwise, of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company for 30 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 of the Indenture; (iv) failure by the Company for 60 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if both (a) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted liability) aggregating


                                        A-2-7
         in excess of $15.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after their entry; (vii) except as permitted by the Indenture, any Subsidiary Guarantee will be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary.

              If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, however, that, so long as any Designated Senior Debt shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Designated Senior Debt or (ii) five Business Days after the giving of written notice to the Company and the Representatives under the Designated Senior Debt of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of any Event of Default specified in clause (v) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged in a manner that does not violate the terms of the Indenture or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if, in the best judgment of the Trustee, acceleration is not in the best interests of the Holders.

    14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

    15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for


                                        A-2-8
         issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

    16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

    17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

    19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.




         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Jitney-Jungle Stores of America, Inc.
         1770 Ellis Avenue
         Suite 200
         Jackson, Mississippi 39204
         Telecopier No.:  (601) 371-8665
         Attention:  Chief Financial Officer







                                        A-2-9

                        SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

    The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:



                                                                       Principal Amount of
                   Amount of decrease in    Amount of increase in        this Global Note     Signature of authorized
                    Principal Amount of       Principal Amount of    following such decrease   officer of Trustee or
Date of Exchange     this Global Note          this Global Note           (or increase)            Note Custodian
----------------   ---------------------    ---------------------    -----------------------  -----------------------

























                                        A-2-10

                                     EXHIBIT B-1

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                  (Pursuant to Section 2.06(a)(1) of the Indenture)



Marine Midland Bank
140 Broadway, 12th Floor
New York, NY 10005


    Re: 103/8% Senior Subordinated Notes due 2007 of Jitney-Jungle Stores of America, Inc.

    Reference is hereby made to the Indenture, dated as of September 15, 1997 (the "Indenture"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "COMPANY"), Interstate Jitney-Jungle Stores, Inc., an Alabama corporation ("INTERSTATE"), McCarty-Holman Co., Inc., a Mississippi corporation ("MCCARTY-HOLMAN"), Southern Jitney Jungle Company, a Mississippi corporation ("SOUTHERN"), Pump And Save, Inc., a Mississippi corporation ("PUMP AND SAVE"), Delta Acquisition Corporation, an Alabama corporation ("DAC"), Delchamps, Inc., an Alabama corporation ("DELCHAMPS") and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each of Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI a "SUBSIDIARY GUARANTOR" and together with any Subsidiary of the Company that executes a Subsidiary Guarantee substantially in the form of EXHIBIT D to the Indenture, the "SUBSIDIARY GUARANTORS") and Marine Midland Bank, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $ _______________ principal amount of Senior Subordinated Notes which are evidenced by one or more Rule 144A Global Notes and held with the Depositary in the name of ______________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Subordinated Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

    In connection with such request and in respect of such Senior Subordinated Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:


    (1) The offer of the Senior Subordinated Notes was not made to a person in the United States;

    (2)  either:


                                        B-1-1

         (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

         (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

    (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

    (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

    (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

    Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Senior Subordinated Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston, the initial purchasers of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                  [Insert Name of Transferor]


                                  By:
                                     --------------------------------------
                                  Name:
                                  Title:

Dated:

cc: Jitney-Jungle Stores of America, Inc.
    Donaldson, Lufkin & Jenrette Securities Corporation
    Credit Suisse First Boston



                                        B-1-2

                                     EXHIBIT B-2

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
                  (Pursuant to Section 2.06(a)(ii) of the Indenture)


                                 Marine Midland Bank
140 Broadway, 12th Floor
New York, NY 10005



    Re: 103/8% Senior Subordinated Notes due 2007 of Jitney-Jungle Stores of America, Inc.

    Reference is hereby made to the Indenture, dated as of September 15, 1997 (the "Indenture"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "COMPANY"), Interstate Jitney-Jungle Stores, Inc., an Alabama corporation ("INTERSTATE"), McCarty-Holman Co., Inc., a Mississippi corporation ("MCCARTY-HOLMAN"), Southern Jitney Jungle Company, a Mississippi corporation ("SOUTHERN"), Pump And Save, Inc., a Mississippi corporation ("PUMP AND SAVE"), Delta Acquisition Corporation, an Alabama corporation ("DAC"), Delchamps, Inc., an Alabama corporation ("DELCHAMPS") and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each of Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI a "SUBSIDIARY GUARANTOR" and together with any Subsidiary of the Company that executes a Subsidiary Guarantee substantially in the form of EXHIBIT D to the Indenture, the "SUBSIDIARY GUARANTORS") and Marine Midland Bank, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $_________ principal amount of Senior Subordinated Notes which are evidenced by one or more Regulation S Global Notes and held with the Depositary through Euroclear or Cedel in the name of __________________________________ (the "Transferor"). The Transferor has
requested a transfer of such beneficial interest in the Senior Subordinated Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Rule 144A Global Notes, to be held with the Depositary.

    In connection with such request and in respect of such Senior Subordinated Notes, the Transferor hereby certifies that:

                                     [CHECK ONE]

/ / such transfer is being effected pursuant to and in accordance with Rule
    144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;



                                        B-2-1
                                          or

/ / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

/ / such transfer is being effected pursuant to an exemption under the Securities Act other than Rule 144A or Rule 144 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Senior Subordinated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by
    (x) if such transfer is in respect of a principal amount of Senior Subordinated Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Subordinated Notes at the time of transfer of less than $250,000,
    (1) a certificate executed in the form of EXHIBIT C to the Indenture and
    (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and
    (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                          or

/ / such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                          or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Senior Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

    Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in 144A Global Senior Subordinated Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.



                                        B-2-2

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, and Credit Suisse First Boston, the initial purchasers of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                             [Insert Name of Transferor]

                             By:
                                --------------------------------
                             Name:
                             Title:

Dated:


cc: Jitney-Jungle Stores of America, Inc.
    Donaldson, Lufkin & Jenrette Securities Corporation
    Credit Suisse First Boston












                                        B-2-3

                                  EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
OF DEFINITIVE SENIOR SUBORDINATED NOTES FOR OTHER DEFINITIVE SENIOR SUBORDINATED
                 NOTES OR BENEFICIAL INTERESTS IN GLOBAL NOTES
            (Pursuant to Section 2.06(b) or (e) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, NY 10005



    Re: 103/8% Senior Subordinated Notes due 2007 of Jitney-Jungle Stores of America, Inc.

    Reference is hereby made to the Indenture, dated as of September 15, 1997 (the "Indenture"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "COMPANY"), Interstate Jitney-Jungle Stores, Inc., an Alabama corporation ("INTERSTATE"), McCarty-Holman Co., Inc., a Mississippi corporation ("MCCARTY-HOLMAN"), Southern Jitney Jungle Company, a Mississippi corporation ("SOUTHERN"), Pump And Save, Inc., a Mississippi corporation ("PUMP AND SAVE"), Delta Acquisition Corporation, an Alabama corporation ("DAC"), Delchamps, Inc., an Alabama corporation ("DELCHAMPS") and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each of Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI a "SUBSIDIARY GUARANTOR" and together with any Subsidiary of the Company that executes a Subsidiary Guarantee substantially in the form of EXHIBIT D to the Indenture, the "SUBSIDIARY GUARANTORS") and Marine Midland Bank, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This relates to $              principal amount of Senior Subordinated
Notes which are evidenced by one or more Definitive Senior Subordinated Notes in
the name of                     (the "Transferor").  The Transferor has
requested an exchange or transfer of such Definitive Senior Subordinated Note(s) in the form of an equal principal amount of Senior Subordinated Notes evidenced by (a) one or more Definitive Senior Subordinated Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Subordinated Notes, to such Person as the Transferor instructs the Trustee or (b) a beneficial interest in one or more Global Notes.

    In connection with such request and in respect of the Senior Subordinated Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Subordinated Notes"), the Holder of such Surrendered Senior Subordinated Notes hereby certifies that:

                                     [CHECK ONE]

/ / 1. the Surrendered Senior Subordinated Notes are being acquired for the Transferor's own account, without transfer;

                                          or

/ / 2. the Surrendered Senior Subordinated Notes are being transferred to the Company;


                                        B-3-1
                                          or
/ / 3. the Surrendered Senior Subordinated Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                          or

/ / 4. the Surrendered Senior Subordinated Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                          or

/ / 5. the Surrendered Senior Subordinated Notes are being transferred in a transaction permitted by Rule 903 or Rule 904 under the Securities Act;

                                          or

/ / 6. the Surrendered Senior Subordinated Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Senior Subordinated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Senior Subordinated Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Subordinated Notes at the time of transfer of less than $250,000, (1) a certificate executed in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                          or

/ / 7. the Surrendered Senior Subordinated Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                          or

/ / 8. such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an


                                        B-3-2

         Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston, the initial purchasers of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                             [Insert Name of Transferor]


                             By:
                                --------------------------------
                             Name:
                             Title:
Dated:

cc:      Jitney-Jungle Stores of America, Inc.
    Donaldson, Lufkin & Jenrette Securities Corporation
    Credit Suisse First Boston









                                        B-3-3

                                     EXHIBIT B-4

            FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                      FROM RULE 144A GLOBAL NOTE OR REGULATION S
                                PERMANENT GLOBAL NOTE
                        TO DEFINITIVE SENIOR SUBORDINATED NOTE
                    (Pursuant to Section 2.06(c) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, NY 10005



    Re: 103/8% Senior Subordinated Notes due 2007 of Jitney-Jungle Stores of America, Inc.

    Reference is hereby made to the Indenture, dated as of September 15, 1997 (the "Indenture"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "COMPANY"), Interstate Jitney-Jungle Stores, Inc., an Alabama corporation ("INTERSTATE"), McCarty-Holman Co., Inc., a Mississippi corporation ("MCCARTY-HOLMAN"), Southern Jitney Jungle Company, a Mississippi corporation ("SOUTHERN"), Pump And Save, Inc., a Mississippi corporation ("PUMP AND SAVE"), Delta Acquisition Corporation, an Alabama corporation ("DAC"), Delchamps, Inc., an Alabama corporation ("DELCHAMPS") and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each of Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI a "SUBSIDIARY GUARANTOR" and together with any Subsidiary of the Company that executes a Subsidiary Guarantee substantially in the form of EXHIBIT D to the Indenture, the "SUBSIDIARY GUARANTORS") and Marine Midland Bank, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $__________ principal amount of Senior Subordinated Notes which are evidenced by a beneficial interest in one or more Rule 144A Global Notes or Regulation S Permanent Global Notes in the name of
      (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Definitive Senior Subordinated Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Subordinated Notes, to such Person as the Transferor instructs the Trustee.

    In connection with such request and in respect of the Senior Subordinated Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Subordinated Notes"), the Holder of such Surrendered Senior Subordinated Notes hereby certifies that:

                                     [CHECK ONE]

/ / 1. the Surrendered Senior Subordinated Notes are being transferred to the beneficial owner of such Senior Subordinated Notes;

                                          or

/ / 2. the Surrendered Senior Subordinated Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended


                                        B-4-1

         (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;

                                          or

/ / 3. the Surrendered Senior Subordinated Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                          or

/ / 4. the Surrendered Senior Subordinated Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                          or

/ / 5. the Surrendered Senior Subordinated Notes are being transferred in a transaction permitted by Rule 903 or Rule 904 under the Securities Act;

                                          or

/ / 6. the Surrendered Senior Subordinated Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Senior Subordinated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Senior Subordinated Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Subordinated Notes at the time of transfer of less than $250,000, (1) a certificate executed in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                          or

/ / 7. such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the


                                        B-4-2

         Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.







































                                        B-4-3

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston, the initial purchasers of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                             [Insert Name of Transferor]

                                  By:
                                     -------------------------------
                                  Name:
                                  Title:

Dated:

cc:      Jitney-Jungle Stores of America, Inc.
    Donaldson, Lufkin & Jenrette Securities Corporation
    Credit Suisse First Boston


























                                        B-4-4

                                      EXHIBIT C
                                      ---------
                               FORM OF CERTIFICATE FROM
                     ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



Marine Midland Bank
140 Broadway, 12th Floor
New York, NY 10005



    Re: 103/8% Senior Subordinated Notes due 2007 of Jitney-Jungle Stores of America, Inc.

    Reference is hereby made to the Indenture, dated as of September 15, 1997 (the "Indenture"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "COMPANY"), Interstate Jitney-Jungle Stores, Inc., an Alabama corporation ("INTERSTATE"), McCarty-Holman Co., Inc., a Mississippi corporation ("MCCARTY-HOLMAN"), Southern Jitney Jungle Company, a Mississippi corporation ("SOUTHERN"), Pump And Save, Inc., a Mississippi corporation ("PUMP AND SAVE"), Delta Acquisition Corporation, an Alabama corporation ("DAC"), Delchamps, Inc., an Alabama corporation ("DELCHAMPS") and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each of Interstate, McCarty-Holman, Southern, Pump And Save, DAC, Delchamps and SCSI a "SUBSIDIARY GUARANTOR" and together with any Subsidiary of the Company that executes a Subsidiary Guarantee substantially in the form of EXHIBIT D to the Indenture, the "SUBSIDIARY GUARANTORS") and Marine Midland Bank, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $__________ aggregate principal amount of:

    (a)  / /  Beneficial interests, or

    (b)  / /  Definitive Senior Subordinated Notes,


we confirm that:

         1. We understand that any subsequent transfer of the Senior Subordinated Notes of any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Subordinated Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Senior Subordinated Notes have not been registered under the Securities Act, and that the Senior Subordinated Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Subordinated Notes or any interest therein, (A) we will do so only (1)(a) to a person who we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, (d) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act who prior to the consummation of such sale furnishes you with a signed certificate substantially in the form hereof or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel), (2) to the Company or any of its subsidiaries or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) we will, and each subsequent holder will be required to, notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above."

         3. We understand that, on any proposed resale of the Senior Subordinated Notes or beneficial interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Subordinated Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Subordinated Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Senior Subordinated Notes or beneficial interests therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         6. We are not acquiring the Senior Subordinated Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                  ______________________________
                                  [Insert Name of Accredited
                                  Investor]

                                  By:___________________________
                                     Name:
                                     Title:


Dated: ______________, ____

                                      EXHIBIT D
                                      ---------

                                 SUBSIDIARY GUARANTEE

    Subject to Section 11.05 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

    The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are (a) expressly set forth in Article 11 of the Indenture and (b) subordinated to Senior Debt as set forth in the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 11 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in
Section 11.04 of the Indenture.

    This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

    This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

    For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New
York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken into account.

    Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of ___________________   [NAME OF GUARANTOR]


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:

                                      EXHIBIT E
                                      ---------

                            FORM OF SUPPLEMENTAL INDENTURE



    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, between Subsidiary Guarantor (the "New Subsidiary Guarantor"), a subsidiary of Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "Company"), and Marine Midland Bank, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                                 W I T N E S S E T H

    WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of September 15, 1997, providing for the issuance of an aggregate principal amount of $200,000,000 of 103/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes");

    WHEREAS, Sections 4.18 and 11.03 of the Indenture provide that under certain circumstances the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

    WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

    1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

    2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Senior Subordinated Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

    3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Subordinated Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

    4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

    5. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

    7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated: ________________                [NAME OF NEW SUBSIDIARY GUARANTOR]

                                       By:  ____________________________
                                            Name:
                                            Title:



Dated: ________________                MARINE MIDLAND BANK,
                                       as Trustee


                                       By:  ____________________________
                                            Name:
                                            Title:

                                CROSS-REFERENCE TABLE*
TRUST INDENTURE
  ACT Section                                                 INDENTURE SECTION

310 (a)(1)......................................................     7.10
    (a)(2)......................................................     7.10
    (a)(3)......................................................     N.A.
    (a)(4)......................................................     N.A.
    (a)(5)......................................................     7.10
    (b).........................................................  7.03; 7.10
    (c).........................................................     N.A.
311 (a) ........................................................     7.11
    (b).........................................................     7.11
    (c).........................................................     N.A.
312 (a).........................................................     2.05
    (b).........................................................     13.03
    (c).........................................................     13.03
313 (a).........................................................     7.06
    (b)(1)......................................................     7.06
    (b)(2)......................................................  7.06; 7.07
    (c).........................................................  7.06;13.02
    (d).........................................................     7.06
314 (a).........................................................   4.03;13.05
    (b).........................................................     N.A.
    (c)(1)......................................................     13.04
    (c)(2)......................................................     13.04
    (c)(3)......................................................     N.A.
    (d).........................................................     N.A.
    (e).........................................................     13.05
    (f).........................................................     N.A.
315 (a).........................................................     7.01
    (b).........................................................  7.05,13.02
    (c).........................................................     7.01
    (d).........................................................     7.01
    (e).........................................................     6.11
316 (a)(last sentence)..........................................     2.09
    (a)(1)(A)...................................................     6.05
    (a)(1)(B)...................................................     6.04
    (a)(2)......................................................     N.A.
    (b).........................................................     6.07
    (c).........................................................     2.13
317 (a)(1)......................................................     6.08
    (a)(2)......................................................     6.09
    (b).........................................................     2.04
318 (a).........................................................     13.01
    (b).........................................................     N.A.
    (c).........................................................     13.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                  TABLE OF CONTENTS

                                                                         PAGE

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

Section 1.01. Definitions................................................  1
Section 1.02. Other Definitions.......................................... 15
Section 1.03. Incorporation by Reference of Trust Indenture Act.......... 16
Section 1.04. Rules of Construction...................................... 16

                                      ARTICLE 2
                                      THE NOTES

Section 2.01. Form and Dating............................................ 17
Section 2.02. Execution and Authentication............................... 18
Section 2.03. Registrar and Paying Agent................................. 19
Section 2.04. Paying Agent to Hold Money in Trust........................ 19
Section 2.05. Holder Lists............................................... 20
Section 2.06. Transfer and Exchange...................................... 20
Section 2.07. Replacement Notes.......................................... 29
Section 2.08. Outstanding Notes.......................................... 29
Section 2.09. Treasury Notes............................................. 29
Section 2.10. Temporary Notes............................................ 30
Section 2.11. Cancellation............................................... 30
Section 2.12. Defaulted Interest......................................... 30
Section 2.13. Record Date................................................ 30
Section 2.14. Computation of Interest.................................... 31
Section 2.15. CUSIP Number............................................... 31

                                      ARTICLE 3
                              REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee......................................... 31
Section 3.02. Selection of Notes to be Redeemed.......................... 31
Section 3.03. Notice of Redemption....................................... 32
Section 3.04. Effect of Notice of Redemption............................. 32
Section 3.05. Deposit of Redemption or Purchase Price.................... 33
Section 3.06. Notes Redeemed in Part..................................... 33
Section 3.07. Optional Redemption........................................ 33
Section 3.08. Mandatory Redemption....................................... 34
Section 3.09. Repurchase Offers.......................................... 34

                                      ARTICLE 4
                                      COVENANTS

Section 4.01. Payment of Notes........................................... 36
Section 4.02. Maintenance of Office or Agency............................ 36

Section 4.03. Commission Reports......................................... 37
Section 4.04. Compliance Certificate..................................... 37
Section 4.05. Taxes...................................................... 38
Section 4.06. Stay, Extension and Usury Laws............................. 38
Section 4.07. Restricted Payments........................................ 38
Section 4.08. Dividends and Other Payment Restrictions Affecting
              Restricted Subsidiaries.................................... 41
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred
              Stock...................................................... 42
Section 4.10. Assets Sales............................................... 44
Section 4.11. Transactions With Affiliates............................... 45
Section 4.12. Liens...................................................... 45
Section 4.13. Sale and Leaseback Transactions............................ 46
Section 4.14. Offer to Purchase Upon Change of Control................... 46
Section 4.15. Corporate Existence........................................ 47
Section 4.16. Limitation on Issuances of Capital Stock of Wholly Owned
              Restricted Subsidiaries.................................... 47
Section 4.17. Business Activities........................................ 47
Section 4.18. Additional Guarantees...................................... 47
Section 4.19. Payment for Consents....................................... 48
Section 4.20. No Senior Subordinated Debt................................ 48
Section 4.21. No Restrictions on Consummation of Delchamps Acquisition... 48

                                      ARTICLE 5
                                      SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.................... 49
Section 5.02. Successor Corporation Substituted.......................... 49

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

Section 6.01. Events of Default.......................................... 49
Section 6.02. Acceleration............................................... 51
Section 6.03. Other Remedies............................................. 52
Section 6.04. Waiver of Past Defaults.................................... 52
Section 6.05. Control by Majority........................................ 53
Section 6.06. Limitation on Suits........................................ 53
Section 6.07. Rights of Holders of Notes to Receive Payment.............. 53
Section 6.08. Collection Suit by Trustee................................. 53
Section 6.09. Trustee May File Proofs of Claim........................... 54
Section 6.10. Priorities................................................. 54
Section 6.11. Undertaking for Costs...................................... 54

                                      ARTICLE 7
                                       TRUSTEE

Section 7.01. Duties of Trustee.......................................... 55
Section 7.02. Rights of Trustee.......................................... 56

                                                                         PAGE

Section 7.03. Individual Rights of Trustee............................... 56
Section 7.04. Trustee's Disclaimer....................................... 56
Section 7.05. Notice of Defaults......................................... 57
Section 7.06. Reports by Trustee to Holders of the Notes................. 57
Section 7.07. Compensation and Indemnity................................. 57
Section 7.08. Replacement of Trustee..................................... 58
Section 7.09. Successor Trustee by Merger, etc........................... 59
Section 7.10. Eligibility; Disqualification.............................. 59
Section 7.11. Preferential Collection of Claims Against Company.......... 59

                                      ARTICLE 8
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance... 59
Section 8.02. Legal Defeasance and Discharge............................. 60
Section 8.03. Covenant Defeasance........................................ 60
Section 8.04. Conditions to Legal or Covenant Defeasance................. 60
Section 8.05. Deposited Money and Government Securities to be Held in
              Trust; Other Miscellaneous Provisions...................... 62
Section 8.06. Repayment to Company....................................... 62
Section 8.07. Reinstatement.............................................. 63

                                      ARTICLE 9
                          AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes........................ 63
Section 9.02. With Consent of Holders of Notes........................... 64
Section 9.03. Compliance with Trust Indenture Act........................ 65
Section 9.04. Revocation and Effect of Consents.......................... 65
Section 9.05. Notation on or Exchange of Notes........................... 65
Section 9.06. Trustee to Sign Amendments, etc............................ 66

                                      ARTICLE 10
                                    SUBORDINATION

Section 10.01. Agreement to Subordinate.................................. 66
Section 10.02. Liquidation; Dissolution; Bankruptcy...................... 66
Section 10.03. Default on Designated Senior Debt......................... 66
Section 10.04. Acceleration of Notes..................................... 67
Section 10.05. When Distribution Must Be Paid Over....................... 67
Section 10.06. Notice by the Company..................................... 67
Section 10.07. Subrogation............................................... 67
Section 10.08. Relative Rights........................................... 68
Section 10.09. Subordination May Not Be Impaired by the Company.......... 68
Section 10.10. Distribution or Notice to Representative.................. 69
Section 10.11. Rights of Trustee and Paying Agent........................ 69
Section 10.12. Authorization to Effect Subordination..................... 69
Section 10.13. Amendments................................................ 70

                                                                          PAGE

                                      ARTICLE 11
                                  GUARANTEE OF NOTES

Section 11.01. Subsidiary Guarantee........................................ 70
Section 11.02. Execution and Delivery of Subsidiary Guarantee.............. 71
Section 11.03. Subsidiary Guarantors May Consolidate, etc., on
               Certain Terms............................................... 71
Section 11.04. Releases Following Sale of Assets, Merger, Sale of
               Capital Stock Etc........................................... 72
Section 11.05. Limitation on Subsidiary Guarantor Liability................ 73
Section 11.06. "Trustee" to Include Paying Agent........................... 73

                                  ARTICLE 12
                    SUBORDINATION OF SUBSIDIARY GUARANTEE

Section 12.01. Agreement to Subordinate.................................... 73
Section 12.02. Liquidation; Dissolution; Bankruptcy........................ 73
Section 12.03. Default on Designated Senior Debt........................... 74
Section 12.04. Acceleration of Subsidiary Guarantees....................... 74
Section 12.05. When Distribution Must Be Paid Over......................... 74
Section 12.06. Notice by Subsidiary Guarantor.............................. 75
Section 12.07. Subrogation................................................. 75
Section 12.08. Relative Rights............................................. 75
Section 12.09. Subordination May Not Be Impaired by Subsidiary Guarantor... 76
Section 12.10. Distribution or Notice to Representative.................... 76
Section 12.11. Rights of Trustee and Paying Agent.......................... 77
Section 12.12. Authorization to Effect Subordination....................... 77
Section 12.13. Amendments.................................................. 77

                                  ARTICLE 13
                                MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls................................ 78
Section 13.02. Notices..................................................... 78
Section 13.03. Communication by Holders of Notes with Other Holders of Notes.................................................... 79
Section 13.04. Certificate and Opinion as to Conditions Precedent.......... 79
Section 13.05. Statements Required in Certificate or Opinion............... 79
Section 13.06. Rules by Trustee and Agents................................. 80
Section 13.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders................................................ 80
Section 13.08. Governing Law............................................... 80
Section 13.09. No Adverse Interpretation of Other Agreements............... 80
Section 13.10. Successors.................................................. 80
Section 13.11. Severability................................................ 80
Section 13.12. Counterpart Originals....................................... 80
Section 13.13. Table of Contents, Headings, etc............................ 81

                                       EXHIBITS

    Exhibit A FORM OF NOTE
    Exhibit B FORM OF CERTIFICATE OF TRANSFEROR
    Exhibit C FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
              ACCREDITED INVESTOR
    Exhibit D FORM OF SUBSIDIARY GUARANTEE
    Exhibit E FORM OF SUPPLEMENTAL INDENTURE